Exhibit 4.3(b)

[This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of [The Depository Trust Company, a New York corporation (“DTC”)] to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [Cede & Co.] or in such other name as is requested by an authorized representative of [DTC] (and any payment is made to [Cede & Co.] or to such other entity as is requested by an authorized representative of [DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof has an interest herein.]

REGISTERED No.	BB&T Corporation Medium-Term Note, Series G (Senior) (Global Floating Rate Note)	Principal Amount: $ CUSIP No. [Common Code] [ISIN No.]

ORIGINAL ISSUE DATE:	MATURITY DATE:

INITIAL INTEREST RATE:	SPREAD:

BASE RATE (and, if applicable, related Interest Periods):	SPREAD MULTIPLIER: REDEMPTION TERMS:

[ ]	CDOR

[ ]	Commercial Paper Rate

[ ]	CMT Rate

[ ]	EURIBOR

[ ]	Federal Funds Rate

[ ]	Federal Funds (Effective) Rate

[ ]	Federal Funds Open Rate

[ ]	Federal Funds Target Rate

[ ]	LIBOR

[ ]	Prime Rate

[ ]	Treasury Rate

[ ]	Reuters Page FRBCMT

[ ]	Reuters Page FEDCMT

[ ]	One-Week [ ]One-Month

[    ] Other (see “Other Terms”)                                                      OTHER TERMS:

INDEX MATURITY:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

INTEREST RESET DATES:

INTEREST PAYMENT DATES:

INTEREST RESET PERIOD:

SPECIFIED CURRENCY:

DAY COUNT CONVENTION:

[    ] 30/360 for the period

From         To

[    ] Actual/360 for the period

From         To

[    ] Actual/Actual for the period

From         To

BB&T CORPORATION, a corporation duly organized and existing under the laws of North Carolina (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                          or registered assigns, the principal sum of                          [DOLLARS ($                )] on the maturity date shown above (“Maturity Date”) or, together with any premium thereon, upon any applicable Redemption Date, and to pay interest on such principal amount from the Original Issue Date or such other date shown above or, except as otherwise specified below, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date shown above, commencing with the Interest Payment Date immediately following the Original Issue Date or such other date shown above, at the rate per annum determined in accordance with the provisions set forth on the reverse side hereof relating to the applicable Base Rate specified above, until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date related to the Interest Payment Date, which, unless otherwise specified under “Other Terms” above, shall be the day (whether or not a Business Day) 15 calendar days preceding each Interest Payment Date; provided, however, that interest payable on the Maturity Date of this Note or any applicable Redemption Date shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder hereof on such Regular Record Date and may be paid in accordance with the Indenture (i) to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the holder of this Note not less than 10 days prior to such Special Record Date; or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by any such exchange, if such manner of payment is deemed practicable by the Trustee. In the event that any Maturity Date or Redemption Date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business Day with the same force and effect as if made on such Maturity Date or Redemption Date, as applicable, and no interest will accrue for the period from and after such Maturity Date or Redemption Date to such next following Business Day. In the event that any Interest Payment Date is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, provided that, for LIBOR Notes and EURIBOR Notes, if such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Unless otherwise specified on the face hereof, payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date or any applicable Redemption Date will be made in immediately available funds to [The Depository Trust Company], as depositary, or its nominee or registered assigns as the registered owner of this Note; provided, however, that the Company may, at its option, pay principal and any premium and interest with respect to any Registered Note by mailing a check to the address of the Person entitled to payment as it appears on the Security Register, except that a holder of $10,000,000 (or the equivalent of $10,000,000 in a currency other than U.S. dollars) or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the applicable Paying Agent not later than 10 Business Days prior to the applicable payment date. If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth above under “Redemption Terms,” unless otherwise specified on the face hereof, this Note is subject to redemption, in whole or in part, at the option of the Company prior to the Maturity Date upon not less than 30 nor more than 60 days’ notice mailed to the registered holder of the Note.

The principal of and any premium and interest on this Note are payable by the Company in U.S. dollars, unless a different Specified Currency is indicated on the face hereof. If the Specified Currency for this Note is other than U.S. dollars and The Depository Trust Company is the Depositary, the Company will (unless otherwise specified on the face hereof) arrange to convert all payments in respect of this Note into U.S. dollars. If the Specified Currency is other than U.S. dollars and The Depository Trust Company is not the Depositary, all payments in respect of this Note shall be in such Specified Currency, unless otherwise specified on the face hereof. If this Note has a Specified Currency other than U.S. dollars, the amount of any U.S. dollar payment will be based on the bid quoted by the exchange rate agent for the purchase of U.S. dollars with the Specified Currency for settlement on the payment date and on the aggregate amount of the Specified Currency payable to the holder of this Note scheduled to receive such payments. The bid quotation will be as of 11:00 a.m., London time, on the second business day preceding the applicable payment date on which banks are open for business in London and New York City. If this bid quotation is not available, such exchange rate agent will obtain bid quotation from a leading foreign exchange bank in London or New York City selected by such exchange rate agent. If these bids are not available, payment of the aggregate amount due to all holders on the payment date will be in the Specified Currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control. If payment on this Note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on this Note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments due such holder.

If this Note has a Specified Currency other than U.S. dollars and The Depository Trust Company is the Depositary, the holder may (if so indicated on the face hereof) elect to receive all payments in respect of this Note in the Specified Currency by delivery of a written notice to the applicable Paying Agent not later than 15 calendar days prior to the applicable payment date, subject to certain exceptions. That election will remain in effect until revoked by written notice to the Paying Agent received no later than 15 calendar days prior to the applicable payment date.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

BB&T CORPORATION

Dated:	By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities issued

under the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By

Authorized Signatory

Or by

, as Authenticating Agent

By

Authorized Officer

[Reverse Side of Note]

BB&T CORPORATION

Medium-Term Note, Series G (Senior)

(Global Floating Rate Note)

This Note is one of a duly authorized issue of the Company’s unsecured, unsurbordinated medium-term notes, Series G due nine months or more from the date of issue (herein called the “Notes”), issued or to be issued under the Indenture Regarding Senior Securities, dated as of May 24, 1996, as amended by the First Supplemental Indenture, dated as of May 4, 2009 (as so amended, and as may be further amended or supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association (as successor to the corporate trust business of State Street Bank and Trust Company), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture, including all indentures supplemental thereto, along with the Amended and Restated Officers’ Certificate and Company Order (the “Officers’ Certificate”), dated as of June 1, 2018, which amended and restated in its entirety the Officers’ Certificate and Company Order dated as of June 30, 2017, with respect to, among other things, the establishment of the Notes, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In accordance with the Indenture and Officers’ Certificate, the Notes may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as therein provided or permitted. The Indenture does not limit the aggregate principal amount of Notes that the Company may issue.

General

The rate of interest for this Note will be determined by reference to one or more Base Rates specified on the face hereof, which may be adjusted by a Spread and/or Spread Multiplier. The “Spread” is the number of basis points, each one-hundredth of a percentage point, specified on the face hereof to be added or subtracted from the Base Rate specified on the face hereof. The “Spread Multiplier” is the percentage specified on the face hereof to be applied to the Base Rate specified on the face hereof. This Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, on the rate at which interest will accrue during any Interest Reset Period; and (ii) a Minimum Interest Rate, or floor, on the rate at which interest will accrue during any Interest Reset Period. Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The interest rate on this Note will in no event exceed the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. The interest rate on this Note will in no event be lower than zero.

Commencing with the Interest Reset Date specified on the face hereof, first following the Original Issue Date specified on the face hereof, the rate at which this Note bears interest will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such specified period, an “Interest Reset Period,” and the date on which each such reset occurs, an “Interest Reset Date”). Unless otherwise specified on the face hereof under “Other Terms,” the Interest Reset Date will be as follows: in the case of Notes which are reset daily, each Business Day; in the case of Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Notes which are reset monthly, the third Wednesday of each month; in the case of Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Notes which are reset semi-annually, the third Wednesday of the two months of each year as indicated on the face hereof, by the Interest Reset Dates; and in the case of Notes which are reset annually, the third Wednesday of the month of each year as indicated on the face hereof, by the Interest Reset Dates. Unless otherwise specified on the face hereof, the interest rate determined with respect to any Interest Determination Date (as defined below) will become effective on the next succeeding Interest Reset Date; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to this Note (the “Initial Interest Rate”) will be as set forth on the face hereof. If any Interest Reset Date for any Note is a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, provided that, for LIBOR Notes and EURIBOR Notes, if such Business Day is in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

As used herein, “Interest Determination Date” is the date that the Calculation Agent will refer to when determining the new interest rate at which the interest rate on a Floating Rate Note will reset and is the date as of which the interest rate for this Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (as defined below). Unless otherwise specified on the face hereof under “Other Terms,” the Interest Determination Date pertaining to an Interest Reset Date: for a Commercial Paper Rate Note or a CMT Rate Note (the “Commercial Paper Rate Interest Determination Date” and the “CMT Rate Interest Determination Date,” respectively) will be the second Business Day before the Interest Reset Date; for Federal Funds Rate Notes and Prime Rate Notes will be the Business Day immediately preceding the related Interest Reset Date (the “Federal Funds Rate Interest Determination Date” and the “Prime Rate Interest Determination Date,” respectively); for EURIBOR Notes will be the second TARGET Business Day before the Interest Reset Date (the “EURIBOR Interest Determination Date”); for LIBOR Notes will be the second London Business Day before the Interest Reset Date (the “LIBOR Interest Determination Date”); for CDOR Notes, will be the Interest Reset Date (the “CDOR Interest Determination Date”); and for a Treasury Rate Note (the “Treasury Rate Interest Determination Date”) will be the Business Day (other than the Interest Reset Date) on which Treasury Bills would normally be auctioned in the week in which such Interest Reset Date falls. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, although it may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next week. If an auction falls on a day that is an Interest Reset Date for a Treasury Rate Note, the Interest Reset Date will be the following Business Day. Unless otherwise specified on the face hereof under “Other Terms,” the Interest Determination Date for a Floating Rate Note, which interest rate is determined by two or more Base Rates, will be the latest Business Day that is at least two Business Days prior to the Interest Reset Date for such Floating Rate Note on which each such Base Rate can be determined.

Unless otherwise specified on the face hereof under “Other Terms,” interest payments on this Note on an Interest Payment Date will accrue from and including the most recent Interest Payment Date on which interest is paid or duly provided for, or if no interest is paid or duly provided for, the date will be from and including the Original Issue Date or any other date specified on the face hereof on which interest begins to accrue. Interest will accrue to, but excluding, the next Interest Payment Date, or if earlier, the date on which the principal is paid or duly made available for payment. Accrued interest is calculated by multiplying the face amount of this Note by the applicable accrued interest factor (the “Accrued Interest Factor”). This Accrued Interest Factor is the sum of the interest factors calculated for each day from the Original Issue Date or any other date specified on the face hereof from which interest begins to accrue, or from the last date on which interest has been paid or duly provided for, to, but excluding the date for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such day is computed by dividing the annual interest rate, expressed as a decimal, applicable to that day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, EURIBOR Notes and Prime Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes, CMT Rate Notes and CDOR Notes. The interest rate in effect on each day will be (i) if the day is an Interest Reset Date, the interest rate for the Interest Determination Date related to the Interest Reset Date or (ii) if the day is not an Interest Reset Date, the interest rate for the Interest Determination Date related to the next preceding Interest Reset Date, subject in either case to the Maximum Interest Rate or Minimum Interest Rate referred to on the face hereof.

On or before each Calculation Date (as defined below), U.S. Bank National Association, as Calculation Agent (the “Calculation Agent”), will determine the interest rate in accordance with the foregoing with respect to the applicable Base Rate and will notify the Company and the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to this Note. The Paying Agent will, upon the request of the holder of this Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. The determinations of interest rates made by the Calculation Agent shall, in the absence of manifest error, be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall, in the absence of manifest error, be conclusive and binding. Unless otherwise specified on the face hereof under “Other Terms,” the “Calculation Date” means the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if that day is not a Business Day, the following Business Day, and (ii) the Business Day before the applicable Interest Payment Date, Maturity Date or Redemption Date, as the case may be.

Unless otherwise specified on the face hereof under “Other Terms,” all percentages resulting from any calculation on this Note, will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) will be rounded to 9.87654% (or .0987654). All calculations of the Accrued Interest Factor for any day on the Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upwards (e.g., .098765455 will be rounded to .09876546 and .098765454 will be rounded to .09876545). All dollar amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, with one-half cent being rounded upwards.

Determination of Commercial Paper Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the Commercial Paper Rate, this Note is a “Commercial Paper Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Commercial Paper Rate as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Commercial Paper Rate Interest Determination Date. Commercial Paper Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” “Commercial Paper Rate” means, with respect to any Commercial Paper Rate Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified on the face hereof as published in “Statistical Release H.15 Daily Update, Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15 Daily Update”) under the heading “Commercial Paper — Nonfinancial.”

Unless otherwise specified on the face hereof, the following procedure will be followed if the Commercial Paper Rate cannot be determined as described above:

(1) If by 3:00 p.m., New York City time, on the Calculation Date the rate is not published in the H.15 Daily Update, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency.

(2) If the dealers selected by the Calculation Agent are not quoting as described above in this sentence, the Commercial Paper Rate in effect immediately before the Commercial Paper Rate Interest Determination Date will not change and will remain the Commercial Paper Rate in effect on the Commercial Paper Rate Interest Determination Date.

“Money Market Yield” shall be a yield calculated under the following formula:

Money Market Yield =	D x 360 360 - (D x M)	x 100

where “D” refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which the interest is being calculated.

Determination of Federal Funds Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the Federal Funds Rate, this Note is a “Federal Funds Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Federal Funds Rate as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Federal Funds Rate Interest Determination Date. Federal Funds Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any. The Federal Funds Rate will be calculated by reference to either the Federal Funds (Effective) Rate, the Federal Funds Open Rate or the Federal Funds Target Rate, as specified on the face hereof.

Unless otherwise specified on the face hereof under “Other Terms,” “Federal Funds Rate” means the rate determined by the Calculation Agent, with respect to any Federal Funds Rate Interest Determination Date, in accordance with the following provisions:

(1) If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15 Daily Update opposite the caption “Federal Funds (Effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15 Daily Update, H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

(2) If “Federal Funds Open Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

(3) If “Federal Funds Target Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

Determination of LIBOR

If the Base Rate specified on the face hereof with respect to any Interest Period is LIBOR, this Note is a “LIBOR Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be LIBOR as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable LIBOR Interest Determination Date. LIBOR Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” “LIBOR” will be determined by the Calculation Agent with respect to each LIBOR Interest Determination Date in accordance with the following provisions:

(1) With respect to a LIBOR Interest Determination Date, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If no such rate so appears, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (2) below.

(2) With respect to a LIBOR Interest Determination Date on which no rate is displayed on Reuters Page LIBOR01 as specified in clause (1) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

As referenced above, “Designated LIBOR Currency” means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such Designated LIBOR Currency is specified on the face hereof, U.S. dollars. As used in this section regarding the determination of LIBOR, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates, except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.

Determination of EURIBOR

If the Base Rate specified on the face hereof with respect to any Interest Period is EURIBOR, this Note is a “EURIBOR Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the EURIBOR Rate as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable EURIBOR Interest Determination Date. EURIBOR Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” EURIBOR means, with respect to any EURIBOR Interest Determination Date, a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

(1) EURIBOR will be the offered rate for deposits in euro having the Index Maturity specified on the face hereof, beginning on the second euro Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

(2) If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The Calculation Agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

(3) If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that EURIBOR Interest Determination Date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

(4) If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new Interest Period will be EURIBOR in effect for the prior Interest Period. If the initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.

Determination of CDOR

If the Base Rate specified on the face hereof with respect to any Interest Period is CDOR, this Note is a “CDOR Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be CDOR, as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CDOR Interest Determination Date. CDOR Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” CDOR will be determined by the Calculation Agent for each CDOR Interest Determination Date in accordance with the following provisions:

The CDOR Interest Determination Date is the first day of such Interest Period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

Unless otherwise specified on the face hereof under “Other Terms,” the following procedures will be followed if CDOR cannot be determined as described above.

(1) If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

(2) If the Schedule I banks so selected by the Calculation Agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

Determination of Prime Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the Prime Rate, this Note is a “Prime Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Prime Rate as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Prime Rate Interest Determination Date. Prime Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” “Prime Rate” means, with respect to any Prime Rate Interest Determination Date, the rate on such date as such rate is published in H.15 Daily Update under the caption “Bank prime loan” or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank prime loan.” If such rate is not yet published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME1”) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Page USPRIME1 for such Prime Rate Interest Determination Date by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include affiliates of the Agents) in New York City selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

“Reuters Page USPRIME1” means the display on the Reuters 3000 Xtra Service (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the Treasury Rate, this Note is a “Treasury Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Treasury Rate as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Treasury Rate Interest Determination Date. Treasury Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” “Treasury Rate” means, with respect to any Treasury Rate Interest Determination Date, the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the Auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such Auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof as published in H.15 Daily Update under the caption “U.S. government securities/treasury bills/secondary market” or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

The “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N
360 - (D × M) × 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Determination of CMT Rate

If the Base Rate specified on the face hereof with respect to any Interest Period is the CMT Rate, this Note is a “CMT Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the CMT Rate as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CMT Rate Interest Determination Date. CMT Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified on the face hereof under “Other Terms,” with respect to any CMT Rate Interest Determination Date:

(1) If “Reuters Page FRBCMT” is the specified CMT Reuters Page on the face hereof, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as set forth in H.15 Daily Update under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof and for such CMT Rate Interest Determination Date as set forth in H.15 Daily Update under the caption “Treasury constant maturities.” If such rate does not appear in H.15 Daily Update, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified on the face hereof as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate that would otherwise have been published in H.15 Daily Update. If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the Agents or their affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

(2) If “Reuters Page FEDCMT” is the specified CMT Reuters Page on the face hereof, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as set forth in H.15 Daily Update opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15 Daily Update opposite the caption “Treasury Constant Maturities.” If such rate does not appear in H.15 Daily Update, the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified on the face hereof, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

Redemption

If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth on the face hereof under “Redemption Terms,” unless otherwise specified on the face hereof, this Note is subject to redemption prior to the Maturity Date upon not less than 30 nor more than 60 days’ notice mailed to the Person in whose name this Note is registered at such address as shall appear in the Security Register of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company, at the applicable Redemption Price so specified, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable to the holder of this Note (or one or more predecessor Notes) at the close of business on the relevant Record Dates on the face hereof, all in accordance with the terms hereof and as provided in the Indenture. If less than all of the Notes of like tenor and terms are to be redeemed, the Trustee will select the Notes to be redeemed by a method that the Trustee deems fair and appropriate in accordance with the procedures of the Depositary. In the event of redemption of less than all of the principal of this Note, a new Note of this series with similar terms and of an authorized denomination representing the unredeemed portion of this Note will be issued in the name of the holder hereof upon the cancellation hereof. Unless otherwise specified on the face hereof, under “Redemption Terms,” this Note is not subject to any sinking fund, and the Company will not be obligated to redeem, purchase or repay this Note pursuant to a sinking fund or analogous provision or at the option of the holder.

Miscellaneous Provisions

Unless otherwise specified on the face hereof, the events that constitute Events of Default with respect to this Note shall be as set forth in the Indenture. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits the modification of the rights and obligations of the Company and the rights of the holders of Securities Outstanding under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, although certain modifications cannot be made without the consent of the holder of each Outstanding Security affected thereby. The Indenture also permits the Company and the Trustee to modify the Indenture in certain circumstances without the consent of the holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, prior to any acceleration of the principal of the Notes, to waive any past default or Event of Default under the Indenture and its consequences, except a default under a covenant that cannot be modified without the consent of each holder of a Note affected thereby. In addition, the holders of a majority in aggregate principal amount of the Outstanding Notes may waive all defaults and rescind a declaration of acceleration of the Notes if certain conditions are satisfied. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair or affect, without the consent of a holder of this Note, the right of such holder to receive payment of the principal of and any premium and interest on this Note on or after the respective Stated Maturities, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon due presentment of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor and terms and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Unless otherwise set forth on the face hereof under “Other Terms,” the Notes are issuable only in fully registered form without coupons in denominations of $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations and of like tenor and terms of the same series, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note may have such additional or different terms as are set forth on the face hereof under “Other Terms” as provided for or permitted in the Indenture or the Officers’ Certificate. Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture or Officers’ Certificate shall have the respective meanings assigned to them in the Indenture or Officers’ Certificate. References herein to “Agents” are to the Agents as defined in that certain Distribution Agreement, dated as of June 30, 2017, between the Company and such Agents, pursuant to which the Notes may be sold.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—                         Custodian

                                                         (Cust)                                         (Minor)

                                                       under Uniform Gift to Minors Act

                                                                              (State)

Additional abbreviations may be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURIT

YOR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Name and address of assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in New York City or by a member of the New York Stock Exchange.